Exhibit 99.1

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

February 18, 2010	Mailing Address:
Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
ADDITIONAL DISCLOSURE ON THE VALIDUS HOLDINGS, LTD. (“VALIDUS”)
CONSOLIDATED INVESTMENT PORTFOLIO (THE “PORTFOLIO”)
As of December 31, 2009, the Portfolio had a fair market value of $5,776.3 million. Validus is providing the following additional disclosure on the composition of its Portfolio in response to the continued volatility in the global credit markets.
Validus Mortgage-Backed And Asset-Backed Securities Portfolio
Market Values (in USD MM) as of December 31, 2009

	RATING
	Gov’t	AAA	AA	A	BBB	BB	B	Other	Total
Mortgage-Backed Securities
Residential Mortgage-Backed GNMA	124.1	—	—	—	—	—	—	—	124.1
FNMA	267.5	—	—	—	—	—	—	—	267.5
Freddie Mac	160.0	—	—	—	—	—	—	—	160.0

Total Agency RMBS	551.6	—	—	—	—	—	—	—	551.6
Non-Agency RMBS	—	16.8	9.2	15.9	5.9	7.5	34.1	48.2	137.6

Total Residential Mortgage-Backed	551.6	16.8	9.2	15.9	5.9	7.5	34.1	48.2	689.2
Commercial Mortgage-Backed	0.9	41.8	—	—	—	—	—	—	42.7

Total Mortgage-Backed Securities	552.5	58.6	9.2	15.9	5.9	7.5	34.1	48.2	731.9
Asset-Backed Securities
Sub Prime	—	2.3	—	1.9	—	—	—	—	4.2
Credit Cards	—	2.4	—	—	—	—	—	—	2.4
Autos	—	22.2	—	—	0.5	—	—	—	22.7
Student Loan	—	3.9	—	—	—	—	—	—	3.9
Stranded Cost & UK ABS	—	3.5	—	—	—	—	—	—	3.5

Total Asset-Backed Securities	—	34.3	—	1.9	0.5	—	—	—	36.7

Total Asset-Backed and Mortgage-Backed Securities									768.6

Note:	Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.

*	Total cash and investments at 12/31/09 (MMs) = $5,776.3

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Residential Mortgage Backed Securities (“RMBS”) (11.9% of total cash and investments*)
GSE (Government Sponsored Enterprise) RMBS (9.5%)
The Portfolio contains $551.6 million in GSE residential mortgage-backed securities.
Validus’ GSE RMBS allocation has a weighted-average effective duration of 2.0 years; a weighted-average life of 3.5 years; a fair market price of 105.06 and corresponding yield of 3.0%; a book yield of 4.1% and an unrealized gain of approximately $13.7 million.
Non-Agency RMBS — Prime (1.0%)
The Portfolio’s $55.3 million prime non-Agency RMBS allocation includes $13.3 million of AAA rated securities. All of these securities were originally rated AAA at the time of purchase. 62.6% of Validus’ prime non-Agency allocation consists of securities whose loans were originated in 2005 and prior; 17.2% of the prime RMBS allocation was issued in 2006. The allocation has a weighted average current credit enhancement of 8.2%, which will increase as the securities pay down. The allocation has a weighted-average FICO score of 738 and a loan-to-value ratio of 65.7%.
Validus’ overall prime non-agency allocation has a weighted-average effective duration of 3.3 years; a weighted-average life of 4.3 years; a fair market price of 83.38 and corresponding yield of 8.7%; an equivalent weighted-average book yield of 5.3%; and an unrealized loss of approximately $10.5 million.
The following table shows fair market values by vintage year and rating:

Fair Market Values (in USD MM) of Prime non-Agency RMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	—	—	4.3	0.9	6.0	11.2
2006	—	—	—	0.7	8.8	9.5
2005	8.8	7.9	6.1	0.8	3.3	26.9
2004 and prior	4.5	0.4	2.8	—	—	7.7

Total	13.3	8.3	13.2	2.4	18.1	55.3

Note:	Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
Non-Agency RMBS — Alt-A (1.4%)
4.3% of the Portfolio’s $82.3 million Alt-A non-Agency RMBS allocation consists of AAA rated securities. All of these securities were originally rated AAA at the time of purchase. 50.5% of Validus’ Alt-A non-Agency allocation consists of securities whose loans were originated in 2006 and prior. The allocation has a weighted average current credit enhancement of 22.9%, which will increase as the securities pay down. The allocation has a weighted-average FICO score of 712 and a loan-to-value ratio of 78.2%.
Validus’ overall Alt-A non-agency allocation has a weighted-average effective duration of 2.8 years; a weighted-average life of 4.8 years; a fair market price of 74.73 and corresponding yield of 6.4%; an equivalent weighted-average book yield of 3.2%; and an unrealized loss of approximately $28.8 million.
The Company determined that markets for certain of its non-agency RMBS (“identified non-agency RMBS securities”), primarily Alt-A, were illiquid at December 31, 2009. As a result, the identified non-agency RMBS securities were deemed to be Level 3 securities as defined by Financial Accounting Standard 157 (“FAS 157”). The Company applied the guidance in FSP FAS 157-4 to determine the fair market value of the identified non-agency RMBS securities using a discounted cash flow model.

*Total cash and investments at 12/31/09 (MMs) = $5,776.3

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The following table shows fair market values by vintage year and rating:

Fair Market Values (in USD MM) of Alt-A non-Agency RMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	—	—	—	—	40.8	40.8
2006	—	—	—	—	17.1	17.1
2005	3.5	—	1.4	3.0	13.8	21.7
2004 and prior	—	0.9	1.3	0.5	—	2.7

Total	3.5	0.9	2.7	3.5	71.7	82.3

Note:	Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
ABS (0.6% of total cash and investments *)
Auto & Credit Card ABS — Non Sub-Prime (0.6%)
The Portfolio’s $32.5 million allocation to ABS includes $32.0 million of AAA rated securities. The ABS portfolio excluding Sub-Prime consists of auto, credit card, stranded cost and UK ABS. 59.0% of Validus’ auto- and credit card-backed allocation consists of securities whose loans were originated in 2006 and prior.
Validus’ ABS allocation, excluding Sub-Prime, has a weighted-average effective duration of 0.3 years; a weighted-average life of 1.8 years; a fair market price of 99.92 and corresponding yield of 1.6%; a book yield of 4.5% and an unrealized gain of approximately $0.3 million.
Home Equity ABS — Sub-Prime (0.1%)
The Portfolio’s $4.2 million sub-prime home equity ABS allocation includes $2.3 million of AAA rated securities. 81.0% of Validus’ sub-prime allocation consists of securities issued in 2006 and prior. The allocation has a weighted-average current credit enhancement of 34.6%. The credit enhancement will continue to increase as the securities pay down. The securities have a weighted-average FICO score of 638 and a loan-to-value ratio of 76.2%.
Validus’ overall home equity ABS allocation has a weighted-average effective duration of 2.0 years; a weighted-average life of 2.5 years; a fair market price of 91.06 and corresponding yield of 11.1%; a book yield of 1.9%; and an unrealized loss of approximately $0.4 million.
The following table shows fair market values by vintage year and rating:

Fair Market Values (in USD MM) of Sub prime HEL ABS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	0.8	—	—	—	—	0.8
2006	0.8	—	0.9	—	—	1.7
2005	—	—	—	—	—	—
2004 and prior	0.7	—	1.0	—	—	1.7

Total	2.3	—	1.9	—	—	4.2

Note:	Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
*Total cash and investments at 12/31/09 (MMs) = $5,776.3

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CMBS (0.7% of total cash and investments *)
The Portfolio’s $42.7 million CMBS allocation consists entirely of government guaranteed and AAA rated securities. The Portfolio is well-diversified with seasoned deals that have collateral with transparent histories. 83.4% of Validus’ CMBS allocation consists of securities issued in 2004 and prior. The allocation has a weighted average current credit enhancement of 31.5% and defeasance adjusted credit enhancement of 45.1%, both of which will increase as the securities pay down. The average loan-to-value ratio is 69.6% and the debt service coverage ratio in excess of 1.56.
Validus’ overall CMBS allocation has a weighted-average effective duration of 1.0 years; a weighted-average life of 1.1 years; a fair market price of 102.64 and corresponding yield of 2.8%; a book yield of 5.1%; and an unrealized gain of approximately $1.0 million.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of CMBS by Vintage Year & Rating

Vintage	Gov’t	AAA	AA	A	BBB	BB and below	Total
2008	0.9	—	—	—	—	—	0.9
2007	—	6.2	—	—	—	—	6.2
2006	—	—	—	—	—	—	—
2005	—	—	—	—	—	—	—
2004 and prior	—	35.6	—	—	—	—	35.6

Total	0.9	41.8	—	—	—	—	42.7

Note:	Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.

*	Total cash and investments at 12/31/09 (MMs) = $5,776.3

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As of December 31, 2009, the Portfolio’s allocation to Corporate and Financial issuers was $1,436.6 million and $591.9 million, respectively. The following table presents the ten largest Corporate and ten largest Financial issuers as of December 31, 2009:
Corporate Issuers

		% of Total
	Fair Value	Cash and
ISSUER	($MM)	Investments

JP MORGAN CHASE & CO	$85.1	1.5%
WELLS FARGO & COMPANY	63.1	1.1%
BP PLC	58.5	1.0%
GENERAL ELECTRIC CO	54.7	0.9%
AT&T	51.9	0.9%
VERIZON COMMUNICATIONS	51.9	0.9%
CREDIT SUISSE GROUP AG	49.9	0.9%
MORGAN STANLEY	41.9	0.7%
ROCHE HOLDING AG	41.8	0.7%
BANK OF AMERICA CORP	37.2	0.6%

Sub-total	$536.0	9.2%

Financial Issuers

		% of Total
	Fair Value	Cash and
ISSUER	($MM)	Investments

JP MORGAN CHASE & CO	$85.1	1.5%
WELLS FARGO & COMPANY	63.1	1.1%
GENERAL ELECTRIC CO	54.7	0.9%
CREDIT SUISSE GROUP AG	49.9	0.9%
MORGAN STANLEY	41.9	0.7%
BANK OF AMERICA CORP	37.2	0.6%
GOLDMAN SACHS GROUP	31.6	0.5%
RABOBANK NEDERLAND	25.2	0.4%
BANK OF NEW YORK MELLON	24.9	0.4%
CITIGROUP INC	18.6	0.3%

Sub-total	$432.2	7.3%

[1]	Issuers exclude government-backed, government-sponsored enterprises and cash and cash equivalents.

[2]	Credit exposures represent only direct exposure to fixed maturities and short-term investments of the parent issuer and its major subsidiaries.
These exposures exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

*Total cash and investments at 12/31/09 (MMs) = $5,776.3

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